UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Access Plans, Inc.

(Exact name of registrant as specified in charter)

000-30099

(Commission File Number)

Oklahoma	27-1846323
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

900 36th Avenue NW, Suite 105, Norman, OK (Address of principal executive offices)	73072 (Zip Code)

Registrant’s telephone number, including area code: (405) 579-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment of the Agreement and Plan of Merger

As previously reported, on February 24, 2012, Access Plans, Inc., an Oklahoma corporation (“Access Plans”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Affinity Insurance Services, Inc., a Pennsylvania corporation and wholly-owned subsidiary of Aon Corporation (“Affinity”), Atlas Acquisition Corp., an Oklahoma corporation and wholly-owned subsidiary of Affinity (“Merger Sub”), and Mark R. Kidd, as representative of the shareholders of Access Plans. The Merger Agreement contemplates the merger of Merger Sub and Access Plans with Access Plans surviving as a wholly-owned subsidiary of Affinity (the “Merger”). Furthermore, the Merger Agreement provides, among other things, that either Access Plans or Affinity will have the right to terminate the Merger Agreement in the event the effective time of the Merger occurs after May 24, 2012 (the “End Date”). On May 17, 2012, the Board of Directors approved and authorized execution of the First Amendment of the Agreement and Plan of Merger (the “Amendment”) changing the End Date to June 8, 2012 from May 24, 2012. On May 17, 2012, each party to the Merger Agreement executed the First Amendment of the Agreement and Plan of Merger.

The First Amendment of the Merger Agreement has been included in this communication to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about Access Plans. Additional information concerning the Merger Agreement and the Merger and other transactions contemplated therein is available in Access Plans’ public disclosures.

Safe Harbor Statement

This report contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; and the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions. Further information concerning Access Plans and its business, including factors that potentially could materially affect Access Plans’ financial results, is contained in Access Plans’ filings with the Securities and Exchange Commission (the “SEC”). See Access Plans’ Annual Report on Form 10-K for the fiscal year ended September 30, 2011, Quarterly Report on Form 10-Q for the three months ended March 31, 2012, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to Access Plans’ business. Access Plans does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in its expectations, except as required by law.

Additional Information

This report does not constitute the solicitation of any vote or approval. In connection with the Merger, Access Plans filed an information statement with the SEC that provides additional important information concerning the Merger. Furthermore, a definitive information statement has been mailed to the shareholders of Access Plans. Access Plans’ shareholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Access Plans’ shareholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the Merger upon written request to Access Plans, Inc., 900 36th Avenue, Suite 105, Norman, OK 73072, or by calling (405) 579-8525, or from Access Plans’ website, http://www.accessplans.com.

Item 8.01. Other Events.

On May 17, 2012, Access Plans declared a one-time cash dividend (the “Special Dividend”) payable on May 31, 2012 to the record holders of Access Plans common stock, par value $0.0001, on May 30, 2012. As of the date of this report, the amount of the Special Dividend per share of Access Plans common stock is not capable of being accurately determined in accordance with the terms, conditions and limitations of the Merger Agreement; however, the amount of the Special Dividend will be determined on or shortly before May 30, 2012.

Pursuant to the Merger Agreement Access Plans may declare a one-time cash dividend (i.e., the Special Dividend) of up to $0.10 per share of Access Plans common stock payable to Access Plans’ shareholders immediately prior to the closing of the Merger, but only if (x) prior to the closing of the Merger, Access Plans pays the full amount of the Special Dividend to its transfer agent (for subsequent payment to Access Plans shareholders) on terms and conditions acceptable to Affinity and (y) the payment of the Special Dividend does not cause the Net Cash Amount (as defined in the Merger Agreement) immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger to be less than $15,025,000. Although the amount of the Special Dividend per share of Access Plans common stock is not determinable as of the date of this report, the amount of the Special Dividend will be determined on or shortly before May 30, 2012 and become payable on May 31, 2012 as indicated above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	First Amendment of the Agreement and Plan of Merger, dated as of May 17, 2012, among Affinity Insurance Services, Inc., Atlas Acquisition Corp., Access Plans, Inc. and Mark R. Kidd, as representative of the shareholders of Access Plans, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS PLANS, INC. (Registrant)

Date: May 21, 2012	By:	/s/ Bradley W. Denison
Name: Bradley W. Denison
Title: Chief Operating Officer, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	First Amendment of the Agreement and Plan of Merger, dated as of May 17, 2012, among Affinity Insurance Services, Inc., Atlas Acquisition Corp., Access Plans, Inc. and Mark R. Kidd, as representative of the shareholders of Access Plans, Inc.